UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 2, 2009

DONG FANG MINERALS, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	000-53692
(State or other jurisdiction of incorporation)	(Commission File No.)

Room A606, Dacheng International Centre,
78 Dongsihuanzhonglu
Chaoyang District, Beijing, P.R. China
(Address of principal executive offices and Zip Code)

(86) 010-5962 5606
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 2, 2009, Jiang Hong Liu resigned as Director and President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer of Dong Fang Minerals, Inc.  Jiang Hong Liu did not have any disagreements with us on any matter relating to our operations, policies, or practices.

On November 2, 2009 Lu Lu was appointed Director and President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer of Dong Fang Minerals, Inc.  Since November 7, 2007, our inception, Lu Lu has been our secretary and a member of the board of directors. Since September 2004, Ms. Lu Lu has been accountant of Yantai Fengye Beverage Group Ltd., a beverage manufacture and sales company, located in Yantai, P.R. China. From September 1999 to August 2004, Ms. Lu Lu was a student in Accounting Department of Changchun University, P.R. China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of November 2009.

DONG FANG MINERALS, INC.

BY:	LU LU
Lu Lu President, Principal Executive Officer, Treasurer, Secretary, Principal Financial Officer, Principal Accounting Officer, and sole member of the Board of Directors